Exhibit 99.1

     NEWS RELEASE

Contacts:

Gastar Exploration Inc.

J. Russell Porter, Chief Executive Officer

713-739-1800 / rporter@gastar.com

Investor Relations Counsel:

Lisa Elliott / lelliott@DennardLascar.com

Dennard ▪ Lascar Associates: 713-529-6600

Gastar Exploration Closes Sale of Appalachian Basin Assets

HOUSTON, April 8, 2016 – Gastar Exploration Inc. (NYSE MKT: GST) (“Gastar”) today announced that it has completed the previously announced sale of substantially all of its producing assets and proved reserves and a significant portion of its undeveloped acreage in the Appalachian Basin for $80.0 million, subject to certain adjustments, to an affiliate of Tug Hill Inc.  The effective date of the transaction is January 1, 2016.

In connection with the sale, the borrowing base of Gastar’s revolving credit facility was automatically reduced to $100.0 million as required by Amendment No. 8 to the credit agreement.  The proceeds from the sale will be used to reduce outstanding borrowings under Gastar’s revolving credit facility to achieve compliance with the reduction of the borrowing base.

J. Russell Porter, Gastar's President and CEO, commented, “The closing of this transaction allows us to reduce our debt and exclusively focus our operations on the Mid-Continent STACK Play, one of the most economic plays in the U.S.”

About Gastar Exploration

Gastar Exploration Inc. is an independent energy company engaged in the exploration, development and production of oil, condensate, natural gas and natural gas liquids in the United States. Gastar’s principal business activities include the identification, acquisition, and subsequent exploration and development of oil and natural gas properties with an emphasis on unconventional reserves, such as shale resource plays. In Oklahoma, Gastar is developing the primarily oil-bearing reservoirs of the Hunton Limestone horizontal play and is testing other prospective formations on the same acreage, including the Meramec Shale and the Woodford Shale, which is referred to as the STACK Play and emerging prospective plays in the shallow Oswego formation and in the Osage formation, a deeper bench of the Mississippi Lime located below the Meramec Shale. For more information, visit

Exhibit 99.1

Gastar's website at www.gastar.com.

Forward Looking Statements

This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “will,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in oil and natural gas drilling and production activities, including risks with respect to continued low or further declining prices for oil and natural gas that could result in further downward revisions to the value of proved reserves or otherwise cause Gastar to further delay or suspend planned drilling and completion operations or reduce production levels which would adversely impact cash flow; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and continued low or further declining prices for oil and natural gas; risks regarding our ability to meet financial covenants under our indenture or credit agreements or the ability to obtain amendments or waivers to effect such compliance; risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks relating to unexpected adverse developments in the status of properties; borrowing base redeterminations by our banks; risks relating to the absence or delay in receipt of government approvals or third-party consents; risks relating to our ability to realize the anticipated benefits from acquired assets; and other risks described in Gastar’s Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (“SEC”), available at the SEC’s website at www.sec.gov. Our actual sales production rates can vary considerably from tested initial production rates depending upon completion and production techniques and our primary areas of operations are subject to natural steep decline rates. By issuing forward looking statements based on current expectations, opinions, views or beliefs, Gastar has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.

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